EXHIBIT 1(e)

                            CERTIFICATE OF CORRECTION

                               TO CORRECT AN ERROR

                                       IN

             Articles Supplementary to Articles of Incorporation
                      of St. Clair Fixed Income Fund, Inc.
                 (Formerly St. Clair Money Market Fund, Inc.)


      Pursuant  to  the  provisions  of  Section  1-206  of   Corporations   and
Associations Articles, Annotated Code of Maryland, the undersigned execute(s) the following certificate of correction.

      1. The name of the party to the document being corrected is St. Clair Money Market Fund, Inc.
      2. That Articles Supplementary to Articles of Incorporation were filed with the Department of Assessments and Taxation of the State of Maryland on December 30, 1986 and that said document requires correction as permitted under the provisions of Section 1-206 of the Corporations and Associations Article of Annotated Code of Maryland.
      3. The error or defect in said document to be corrected is as follows:

            FIRST: Pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation, by resolutions unanimously adopted by such Board on September 11, 1986, has classified all of the One Billion (1,000,000,000) authorized and previously unclassified shares of capital stock of the Corporation (par value One Mill ($.001) per share) into two classes, designated as Class A Common Stock and Class B Common Stock, each such class of Common Stock having allocated to it Five Hundred Million (500,000,000) shares of capital stock of the Corporation.

            Each share of Class A Common Stock and Class B Common Stock shall have all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption that are set forth in the Articles of Incorporation of the Corporation with respect to its shares of capital stock.

      4. The foregoing inaccuracy or defect in the documents is corrected to read as follows:

            FIRST: Pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation, by resolutions unanimously adopted by such Board on September 11, 1986, has classified One Billion (l,000,000,000) of the Two Billion (2,000,000,000) authorized and previously unclassified shares of capital stock of the Corporation (par value One Mill ($.001) per share) into two classes, designated as Class A Common Stock and Class B Common Stock, each such class of Common Stock having allocated to it Five Hundred Million (500,000,000) shares of capital stock of the corporation.

            Each share of Class A Common Stock and Class B Common Stock shall have all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption that are set forth in the Articles of Incorporation of the Corporation with respect to its shares of capital stock.

      IN WITNESS WHEREOF, the undersigned corporation has caused this certificate of correction to be signed in its corporate name and on its behalf by its President and attested by its Secretary on this 13th day of November, 1987.

                                    St. Clair Fixed Income Fund, Inc.
                                    (Formerly  St.  Clair Money  Market  Fund,
                                      Inc.)


                                    By:   /s/ Francis J. Bruzda
                                          Francis J. Bruzda
                                          Its President

ATTEST:

/s/ James W. Jennings
James W. Jennings
Secretary


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                                   CERTIFICATE



      THE UNDERSIGNED, President of ST. CLAIR FIXED INCOME FUND, INC., which executed on behalf of said Corporation the attached Certificate of Correction to Articles Supplementary to Articles of Incorporation of said Corporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the attached Certificate of Correction to be the corporate act of said Corporation, and certifies that to the best of his knowledge, information and belief the matters and facts set forth in the attached Certificate of Correction with respect to the authorization and approval are true in all material respects, under the penalties for perjury.

                                    /s/ Francis J. Bruzda
                                    Francis J. Bruzda

Dated:  November 13, 1987